EXHIBIT 5.1

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

                               November 13, 1996

Drypers Corporation
1415 West Loop North
Houston, Texas  77055

Ladies and Gentlemen:

         We have acted as counsel to Drypers Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 3,580,124 shares of the Company's common stock, $.001 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan, Drypers Corporation 1996 Non-Employee Director Stock Option Plan and Drypers Corporation Employee Stock Purchase Plan (the "Stock Option Plans and Agreements").

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the By-laws of the Company, as amended, the Stock Option Plans and Agreements, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 dated November 13, 1996 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Stock Option Plans and Agreements, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.
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Drypers Corporation
November 13, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                Very truly yours,

                                /s/ Fulbright & Jaworski L.L.P.
                                    Fulbright & Jaworski L.L.P.

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